1 For more information, contact: Communications Media.Relations@CenterPointEnergy.com For Immediate Release CenterPoint Energy Names Well-Respected Energy Industry Executive Jesus Soto, Jr as Chief Operating Officer Soto is known for his track record of delivering operational excellence; executing large scale capital projects; and driving safety culture Houston – July 21, 2025 – CenterPoint Energy today announced that Jesus Soto, Jr, a well-respected, energy industry executive with deep Texas roots will join the company as Executive Vice President and Chief Operating Officer. Soto will oversee the company’s Electric Operations, Gas Operations, Safety, Supply Chain, and Customer Care functions, across all the states that CenterPoint serves. He will join the company on Aug. 11, 2025, and report to President & CEO Jason Wells. Soto brings more than 30 years of experience in leading large teams to deliver operational excellence across all facets of the energy industry including electric transmission & distribution, gas transmission & distribution, and generation; executing large scale capital projects on time and on budget; and driving safety performance and culture change. “We are pleased to be able to welcome a leader of Jesus Soto’s caliber to CenterPoint’s executive team. We have one of the most dynamic growth stories in the industry, and over the next five years we will deliver over $31 billion of investments across our footprint as part of our capital plan. Jesus’s deep understanding and background are the perfect match to help us deliver this incredible scope of work at- pace that will foster the economic development and growth demands in our key markets. He will also be instrumental in helping us continue to focus on improving safety and delivering better reliability for all the communities we are fortunate to serve,” said Jason Wells, President & CEO of CenterPoint Energy. “I’m excited to join CenterPoint’s high-performing team. It’s a true privilege to be able to serve our 7 million customers in Texas, Indiana, Ohio and Minnesota. We have an incredible amount of capital work ahead of us to help meet the growing energy needs of our customers and communities, especially across Texas. To help realize our resiliency and growth goals, I look forward to helping our teams deliver this work safely while helping our customers experience better outcomes. They expect, and deserve, no less,” said Soto. A long-time Houston resident, Soto has served as Executive Vice President of Quanta Services, a Fortune 200 company, since 2023. Prior to Quanta, he served as Chief Operating Officer for Mears Group, Inc. offering engineering & construction services to the oil & gas pipeline, gas distribution, telecom and pipeline integrity markets. He has also served in senior leadership roles at other utility and energy companies including PG&E Corporation in Northern California and El Paso Corporation in Houston, Texas. Soto also serves on the Board of Directors of GTI Energy, an energy technology development and training company, and as Chair of the Industry Pipeline Safety Management Systems Team of the American Petroleum Institute. He holds a bachelor’s degree in civil engineering from the University of Texas at El Paso, a master’s degree in civil engineering from Texas A&M University, and a master’s degree in business administration from the University of Phoenix.

2 About CenterPoint Energy, Inc. CenterPoint Energy, Inc. (NYSE: CNP) is a multi-state electric and natural gas delivery company serving approximately 7 million metered customers across Indiana, Minnesota, Ohio, and Texas. The company is headquartered in Houston and is the only Texas-domiciled investor-owned utility. As of March 31, 2025, the company had approximately $44 billion in assets. With approximately 8,300 employees, CenterPoint Energy and its predecessor companies have been serving customers for more than 150 years. For more information, visit CenterPointEnergy.com. Forward-Looking Statement This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future events that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) business strategies and strategic initiatives, acquisitions or dispositions of assets or businesses involving CenterPoint Energy or its industry; (2) CenterPoint Energy's ability to fund and invest planned capital, and the timely recovery of its investments; (3) financial market and general economic conditions; (4) the timing and impact of future regulatory, legislative and political actions or developments; and (5) other factors, risks and uncertainties discussed in CenterPoint Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and CenterPoint's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission. # # #